Exhibit 1.1
2,398,200 Shares of Common Stock
Warrants to Purchase 2,398,200 Shares of Common Stock
PLACEMENT AGENCY AGREEMENT
August 24, 2010
Wedbush Securities Inc.
Leerink Swann LLC
William Blair & Company L.L.C.
c/o Wedbush Securities Inc.
     One Bush Street, Suite 1700
     San Francisco, California 94104
Ladies and Gentlemen:
     1. Introductory. Biodel Inc., a Delaware corporation (the “Company”), proposes, pursuant to the terms of this Placement Agency Agreement (this “Agreement”) and the subscription agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and collectively, the “Purchasers”), to sell to the Purchasers registered securities of the Company consisting of an aggregate of (i) 2,398,200 shares (the “Shares”) of common stock, par value $0.01 per share of the Company (the “Common Stock”) and (ii) warrants to purchase 2,398,200 shares of Common Stock (the “Warrants”). The Shares and Warrants will be sold to the several Purchasers as units (the “Units”, together with the Shares and the Warrants, the “Securities”), each Unit consisting of: (i) one (1) Share of Common Stock and (ii) a warrant to purchase one share of Common Stock. The Company hereby confirms its agreement with Wedbush Securities Inc. (“Wedbush”), Leerink Swann LLC (“Leerink”) and William Blair & Company L.L.C. (“William Blair”) to act as co-lead placement agents (the “Placement Agents”) in accordance with the terms and conditions hereof as set forth below. The terms and conditions of the Warrants are set forth in the form of Exhibit A1 attached hereto (the “Warrant Agreements”).
     2. Agreement to Act as Placement Agents; Placement of Securities. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:
     (a) The Company engages the Placement Agents to act as its exclusive agents, on a best efforts basis, in connection with the issuance and sale by the Company of the Securities (the “Offering”). Until the Closing Date (defined below), the Company shall not, without the prior consent of the Placement Agents, solicit or accept offers to purchase Securities otherwise than through the Placement Agents.
     (b) Under no circumstances will the Placement Agents be obligated to purchase any Securities for their own account and, in soliciting purchases of Securities, the Placement Agents shall act solely as the Company’s agents and not as principals. Notwithstanding the foregoing and except as otherwise provided in Section 2(c), it is understood and agreed that the Placement Agents (or their affiliates) may, solely at their discretion and without any obligation to do so, purchase Securities as principals to the extent any such purchase of Securities is properly disclosed in the General Disclosure Package (as defined below) in the manner required by the Securities Laws (as defined below).

     (c) Subject to the provisions of this Section 2, offers for the purchase of Securities may be solicited by the Placement Agents as agents for the Company at such times and in such amounts as the Placement Agents deem advisable. The Placement Agents shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as agents of the Company. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer, in whole or in part. The Placement Agents shall have the right, in their discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Securities received by it, in whole or in part, and any such rejection shall not be deemed a breach of their agreement contained herein.
     (d) The purchases of the Securities by the Purchasers shall be evidenced by the execution of Subscription Agreements by each of the parties thereto.
     (e) As compensation for services rendered, on the Closing Date, the Company shall pay to the Placement Agents by wire transfer of immediately available funds to an account or accounts designated by the Placement Agents (the “Placement Agents’ Fee”), an aggregate amount equal to 5.5% of the gross proceeds received by the Company from the sale of the Securities on such Closing Date (such aggregate amount to be divided 42.5% to Wedbush, 28.75% to Leerink and 28.75% to William Blair, respectively).
     (f) No Securities that the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Securities shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Securities to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company.
     3. Delivery and Payment.
     (a) Subject to the terms and conditions hereof, delivery of the Securities shall be made by the Company to the Purchasers, and payment of the purchase price shall be made by the Purchasers, at the office of Wilmer Cutler Pickering Hale and Dorr LLP at 399 Park Avenue, New York, New York 10022 (or at such other place as agreed upon by the Placement Agents and the Company), at 10:00 a.m., New York City time, on or before August 30, 2010 or at such time on such other date as may be agreed upon in writing by the Company and the Placement Agents (such date of delivery and payment is hereinafter referred to as the “Closing Date”). Units will not be issued or certificated. The Shares and Warrants are immediately separable and will be issued separately. The Shares shall be delivered, through the facilities of The Depository Trust Company, and the Warrants shall be delivered in physical, certificated form to such persons, and shall be registered in such name or names and shall be in such denominations, as the Placement Agents may request by written notice to the Company at least one business day before the Closing Date. The cost of original issue tax stamps and other transfer taxes, if any, in connection with the issuance and delivery of the Securities by the Company to the respective Purchasers shall be borne by the Company.
     4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Placement Agents that:
     (a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-153167), including a related prospectus or prospectuses, covering the registration of the Securities under the Act, which registration statement, as amended, has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
     For purposes of this Agreement:
     “430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means 10:30 p.m. (Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Date” of the Registration Statement relating to the Securities means the earlier of (a) first use of the Final Prospectus and (b) the time of the first contract of sale for the Securities.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.
     “FINRA” means Financial Industry Regulatory Authority.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The NASDAQ Stock Market (“Exchange Rules”).

     “Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and all 430B Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (b) Compliance with Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Placement Agents, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (c) Effectiveness. No stop order of the Commission preventing or suspending the use of any Statutory Prospectus, the Final Prospectus Supplement, or any Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.
     (d) Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Placement Agents, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Placement Agents, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement.
     (e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, if any, the Statutory Prospectus or any other documents listed or disclosures stated in Schedule A to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, it being understood and agreed that the only such information furnished by the Placement Agents consists of the information described as such in Section 8(b) hereof.
     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Placement Agents as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Placement Agents and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, it being understood and agreed that the only such information furnished by the Placement Agents consists of the information described as such in Section 8(b) hereof.
     (g) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Act).
     (h) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Statutory Prospectus, the Final Prospectus, any Permitted Free Writing Prospectus (as defined in Section 6 below) or included in Schedule A hereto or the Registration Statement.
     (i) The Placement Agency Agreement, the Subscription Agreements and the Warrant Agreements. This Purchase Agreement has been duly authorized, executed and delivered by the Company. Each of the Subscription Agreements and the Warrant Agreements has been duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and relating to general principles of equity. The Subscription Agreements and the Warrant Agreements, when executed and delivered, will conform in all material respects to the description thereof in the Final Prospectus.

     (j) Authorization of the Securities. The Shares to be purchased by the Purchasers from the Company pursuant to the Subscription Agreements have been duly authorized for issuance and sale pursuant to the Subscription Agreements and, when issued and delivered by the Company to the Purchasers pursuant to the Subscription Agreements on the Closing Date, will be validly issued, fully paid and nonassessable. The Warrants to be purchased by the Purchasers from the Company pursuant to the Subscription Agreements have been duly authorized for issuance and sale pursuant to the Subscription Agreements and, when issued and delivered by the Company to the Purchasers pursuant to the Subscription Agreements on the Closing Date, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and relating to general principles of equity. The Warrants, when so issued, will conform in all material respects to the description thereof in the Final Prospectus.
     (k) No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the Subscription Agreements, the Warrant Agreements or the issuance by the Company or sale by the Company of the Securities.
     (l) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived, or such rights, the failure with which to comply would not reasonably be expected to have a Material Adverse Effect (as defined below) or adversely affect the consummation of the transactions contemplated by this Agreement, the Subscription Agreements or the Warrant Agreements.
     (m) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Final Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and the Rules and Regulations of the Commission under the Exchange Act and, when read together with the other information in the Final Prospectus, did not and will not contain an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or are made, not misleading.
     (n) Independent Accountants. BDO Seidman, LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the General Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company as required by the Act and the applicable published Rules and Regulations thereunder.
     (o) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements, together with the related schedules and notes, have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules to such financial statements included or incorporated by reference in the Registration Statement, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included in the Final Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.
     (p) No Material Adverse Change in Business. Except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which information is given in the General Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or any repurchase or redemption by the Company of any class of capital stock.
     (q) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement and the Subscription Agreements. The Company is duly qualified as a foreign corporation to transact business and is in good standing in Connecticut, the only jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company (a “Material Adverse Effect”). The Company does not own of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation, or (ii) any equity, voting or participating interest in any limited liability company, partnership, joint venture or other non-corporate business enterprises.
     (r) Capitalization. The Common Stock (including the Shares) and the Warrants conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the General Disclosure Package and the Final Prospectus. The description of the Company’s 2004 Stock Incentive Plan, the Company’s 2005 Employee Stock Purchase Plan, the Company’s 2005 Non-Employee Directors Stock Option Plan and the Company’s 2010 Stock Incentive Plan and the awards granted thereunder, set forth in the General Disclosure Package and the Final Prospectus accurately and fairly presents the information required to be shown with respect to each such plan.

     (s) Listing. The Common Stock of the Company is listed on the Nasdaq Global Market under the ticker symbol “BIOD.” The Company has not received any notice that, and has no reason to believe that, it is not in compliance with the listing or maintenance requirements of Nasdaq. The issuance and sale of the Securities under this Agreement and the Subscription Agreements do not contravene the rules and regulations of Nasdaq
     (t) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or by-laws, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement, the Warrant Agreements, the Subscription Agreements and consummation of the transactions contemplated hereby and thereby, by the General Disclosure Package and by the Final Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement, the Warrant Agreements, the Subscription Agreements and consummation of the transactions contemplated hereby and thereby, by the General Disclosure Package and by the Final Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (the “FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (u) No Material Actions or Proceedings. Except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, or any officer or director of, or property owned or leased by, the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement, the Subscription Agreements or the Warrant Agreements.

     (v) Absence of Labor Dispute. No labor problem or dispute with the employees of the Company exists or, to the best of the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors, that could have a Material Adverse Effect.
     (w) Intellectual Property Rights. The Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the General Disclosure Package and the Final Prospectus to be conducted. Except as set forth in the General Disclosure Package and the Final Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company; (b) there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
     (x) Patent Applications. The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. To the Company’s knowledge, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company Patent Applications disclose patentable subject matters, and the Company has not been notified of any inventorship challenges nor has any interference been declared or provoked nor is any material fact known by the Company that would preclude the issuance of patents with respect to the Company Patent Applications or would render such patents invalid or unenforceable. To the Company’s knowledge, except as disclosed in the General Disclosure Package and the Final Prospectus, no third party possesses rights to the Company’s Intellectual Property, that, if exercised, could enable such party to develop products competitive to those the Company intends to develop as described in each of the General Disclosure Package and the Final Prospectus.
     (y) All Necessary Permits, etc. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, including, without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (the “FDA”) or any other state, federal or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect. The

FDA has accepted for review the Company’s new drug application seeking approval to market VIAject for the treatment of diabetes (the “NDA”) and the Placement Agents’ (or their counsel) have been provided with accurate and complete copies of all correspondence between the FDA and the Company relating to VIAject since the date of the filing of the NDA.
     (z) Tests and Preclinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package and the Final Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA or any foreign government exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company, and the results thereof, contained in the General Disclosure Package and the Final Prospectus are accurate and complete in all material respects; the Company is not aware of any other studies, or tests or preclinical and clinical trials, the results of which reasonably call into question the results described or referred to in the General Disclosure Package and the Final Prospectus; and the Company has not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, which termination, suspension, modification or clinical hold would reasonably be expected to have a Material Adverse Effect.
     (aa) Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(x) above (or elsewhere in the General Disclosure Package and the Final Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.
     (bb) Tax Law Compliance. The Company has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and has paid all taxes shown thereon and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(a)(x) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.
     (cc) Investment Company Act. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Statutory Prospectus and the Final Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

     (dd) Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Company has not been refused any insurance coverage sought or applied for. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect.
     (ee) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (ff) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Statutory Prospectus or the Final Prospectus that have not been described as required.
     (gg) No Material Weakness in Internal Controls. Except as disclosed in the General Disclosure Package and the Final Prospectus and as of the Applicable Time, there were no material weakness in the Company’s internal control over financial reporting.
     (hh) No Unlawful Contributions or Other Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     (ii) Money Laundering Laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
          “Money Laundering Laws” means, collectively, the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency.
     (jj) Environmental Laws. Except as may otherwise be disclosed in the General Disclosure Package and the Final Prospectus, (i) the Company is not in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is in violation of any Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iv) the Company is not subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $100,000 or more.
     (kk) Costs of Environmental Compliance. The Company has concluded that the costs and liabilities associated with the effect of Environmental Laws on the business, operations and properties of the Company would not, individually or in the aggregate, have a Material Adverse Effect.
     (ll) Employee Benefit Plans. Except for (i) the Company’s 401(k) Plan, Flexible Spending Account Plan, and Premium Only Plan, all administered by Paychex, Inc., (ii) the Company’s Freedom Plan Select and Premium Dental Plan administered by Oxford Health Plans® A United Healthcare Company and (iii) the Company’s 2004 Stock Incentive Plan, (iv) the Company’s 2005 Employee Stock Purchase Plan, (v) the Company’s 2005 Non-Employee

Director’s Stock Option Plan and (vi) the Company’s 2010 Stock Incentive Plan, the Company does not have any employee benefit plans.
     (mm) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or the Subscription Agreements.
     (nn) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the General Disclosure Package and the Final Prospectus.
     (oo) Sarbanes-Oxley Compliance. There is no failure on the part of the Company and, to the best of the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) in any material respect, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (pp) Lending Relationship. Except as may disclosed in the General Disclosure Package and the Final Prospectus, the Company, to the best of its knowledge (i) does not have any material lending or other relationship with any bank or lending affiliate of any Placement Agent and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Placement Agent.
     (qq) Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the General Disclosure Package and the Final Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (rr) Accuracy of Statements in Prospectus. The statements in (i) the Company’s Quarterly Report on Form 10-Q for the periods ended March 31, 2010 and June 30, 2010 under the headings “Risk Factors — Risks Related to Our Intellectual Property” and “Risk Factors — Risks Related to Regulatory Approval of Our Product Candidates,” (ii) the Company’s Annual report on Form 10-K for the fiscal year ended September 30, 2010 under the headings “Business — Government Regulation” and “Business — Intellectual Property and Proprietary Technology,” and (iii) the Statutory Prospectus under the headings “Description of Capital Stock,” “Description of Warrants” and “Plan of Distribution” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     5. Certain Agreements of the Company. The Company will furnish to the Placement Agents copies of the Registration Statement, including all exhibits, in the form it became effective, any Statutory Prospectus relating to the Securities, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Placement Agents reasonably request. The Company will pay the expenses of printing and distributing to the Placement Agents all such documents. The Company further agrees with the Placement Agents that, in connection with the offering of Securities:

     (a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b) not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.
     (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Placement Agents of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus until the completion of the purchase and sale of the Securities contemplated herein and will afford the Placement Agents a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Placement Agents promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities (including the Securities) in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by the Company to any Purchasers, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Placement Agents of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Placement Agents and, to the extent applicable, the dealers and any other dealers upon request of the Placement Agents, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Placement Agents’ consent to, nor the Placement Agents’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.
     (e) Blue Sky Qualifications. The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Placement Agents designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction or take any action that would subject it to taxation in any such jurisdiction where it is not then so subject.
     (f) Reporting Requirements. During the period of five years after the date of the this Agreement, the Company will furnish to the Placement Agents as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the

Company will furnish to the Placement Agents (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Placement Agents may reasonably request in writing. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such filed reports or statements to the Placement Agents required pursuant to subsection (i) above.
     (g) Payment of Expenses. The Company will pay all fees and expenses incident to the performance of its obligations under this Agreement, including but not limited to (i) any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Placement Agents) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Placement Agents may designate and the preparation and printing of memoranda relating thereto, (ii) any costs and expenses related to the review by the Financial Industry Regulatory Authority of the Securities (including filing fees and the reasonable fees and disbursements of counsel for the Placement Agents relating to such review), (iii) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities, (iv) fees and expenses incident to listing the Shares on the NASDAQ Global Market and other national and foreign exchanges, (v) fees and expenses incurred in distributing any Statutory Prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Placement Agents and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, and (vi) all other costs and expenses incurred by the Company incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. In addition, the Company shall reimburse the reasonable fees and disbursement of counsel to the Placement Agents up to a maximum of $100,000. It is understood that, subject to this section, the Placement Agents will pay all of their other costs and expenses, including documented fees and disbursements of their counsel not otherwise referred to in this section.
     (h) Use of Proceeds. The Company will use the net proceeds received in connection with any offering of the Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package.
     (i) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.
     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Final Prospectus (the “Restricted Period”), the Company will not, without the prior written consent of the Placement Agents, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to

(A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof; (C) any shares of Common Stock issued or options to purchase Common Stock granted to employees, directors and/or consultants of the Company pursuant to the employee benefit and stock plans described in the Final Prospectus; or (D) the issuance of up to an aggregate of 3,000,000 shares of Common Stock in connection with any strategic transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements), provided that any such shares of Common Stock and securities issued pursuant to this clause (D) during the 90-day restricted period described above shall be subject to the restrictions described above for the remainder of such restricted period; provided, however, that if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Placement Agents, and each Placement Agent, severally and not jointly, agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Placement Agents, each of which is set forth on Schedule A hereto, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     7. Conditions of the Obligations of the Placement Agents. The obligations of the Placement Agents hereunder will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Placement Agents shall have received from BDO Seidman, LLP a letter, addressed to the Placement Agents and dated such date, in form and substance satisfactory to the Placement Agents confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus.
     (b) Bring-Down Comfort Letter. On the Closing Date, the Placement Agents shall have received a letter (the “bring-down letter”) from BDO Seidman LLP addressed to the Placement Agents, and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Placement Agents concurrently with the execution of this Agreement pursuant to Section 7(a).
     (c) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Placement Agents, shall be contemplated by the Commission.
     (d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any Material Adverse Change which, in the reasonable judgment of the Placement Agents, as representatives of the Placement Agents, is material and adverse and makes it impractical or inadvisable to market the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the reasonable judgment of the Placement Agents, as representatives of the Placement Agents, impractical to market or to enforce contracts for the sale of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of the Placement Agents, as representatives of the Placement Agents, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.
     (e) Opinion of Counsel for the Company. The Placement Agents shall have received an opinion, dated such Closing Date, of Wilmer Cutler Pickering Hale and Dorr LLP counsel for the Company, to the effect set forth in Exhibit B attached hereto.
     (f) Opinion of Regulatory Counsel. The Placement Agents shall have received an opinion, dated such Closing Date, of Venable LLP, regulatory counsel for the Company, to the effect set forth in Exhibit B1 attached hereto.
     (g) Opinion of Intellectual Property Counsel. The Placement Agents shall have received an opinion, dated such Closing Date, of Pabst Patent Group LLP, intellectual property counsel for the Company, to the effect set forth in Exhibit B2 attached hereto.

     (h) Opinion of Counsel for the Placement Agents. The Placement Agents shall have received an opinion, dated such Closing Date, of Ropes & Gray LLP counsel for the Placement Agents, to the effect set forth in Exhibit C attached hereto.
     (i) Officer’s Certificate. The Placement Agents shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company, except as set forth in the General Disclosure Package or as described in such certificate.
     (j) Subscription Agreements. The Company shall have entered into a Subscription Agreement with each of the Purchasers and such agreements shall be in full force and effect.
     (k) Warrant Agreements. The Warrant Agreements shall have been duly executed by the Company.
     (l) Listing. The Common Stock, including the Common Stock underlying the Warrants, shall have been approved for listing on the NASDAQ Global Market, subject only to notice of issuance.
     (m) Lock-up Agreements. At the date of this Agreement, the Placement Agents shall have received a lock-up agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule II hereto.
     (n) FINRA Matters. Unless exemption is available pursuant to FINRA Rule 5110(b)(7)(c)(i), FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements.
     (o) Additional Certificates. The Company shall have furnished to the Placement Agents such certificates, in addition to those specifically mentioned herein, as the Placement Agents may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Final Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agents.
     (p) Copies. The Company will furnish the Placement Agents with such conformed copies of such opinions, certificates, letters and documents as the Placement Agents may reasonably request. The Placement Agents may in their sole discretion waive compliance with any conditions to the obligations of the Placement Agents under this Agreement.

     8. Indemnification and Contribution.
     (a) Indemnification of Placement Agents. The Company will indemnify and hold harmless each Placement Agent, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Placement Agents specifically for use therein, it being understood and agreed that the only such information furnished by the Placement Agents consists of the information described as such in subsection (b) below.
     (b) Indemnification of Company. Each Placement Agent will, severally and not jointly, indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Placement Agent Indemnified Party”), against any losses, claims, damages or liabilities to which such Placement Agent Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Placement Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Placement Agent Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Placement Agent Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only information furnished by any Placement Agents is set forth in the penultimate paragraph of the prospectus supplement dated the date hereof under the caption “Plan of Distribution” concerning stabilization.

     (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total Placement Agents’ Fee received by the Placement Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Placement Agents shall not be required to contribute any amount in excess of the amount by which total compensation received by the Placement Agents in accordance with Section 2(e) exceeds the amount of any damages which the Placement Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8(d).
     (e) Control Persons. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Placement Agent within the meaning of the Act; and the obligations of the Placement Agents under this Section shall be in addition to any liability that the Placement Agents may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.
     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Placement Agents, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the sale and issuance of the Securities by the Company hereunder are not consummated for any reason, the Company will reimburse the Placement Agents for all out of pocket expenses (including fess and disbursements of counsel) reasonably incurred in connection with the offering of the Securities, and the respective obligations of the Company and the Placement Agents pursuant to Section 8 hereof shall remain in effect. In addition, if any Securities have been purchased under this Agreement and the Subscription Agreements, the representations and warranties in Section 4 hereof and all obligations under Section 5 hereof shall also remain in effect.
     10. Notices. All communications hereunder will be in writing and, if sent to the Placement Agents, will be mailed, delivered or telegraphed and confirmed to (i) Wedbush Securities, Inc., One Bush Street, Suite 1700, San Francisco, California 94104 and (ii) Leerink Swann at One Federal Street, 37th Floor, Boston, MA 02110, with a copy to Timothy A.G. Gerhold, Leerink Swann LLC, One Federal Street, 37th Floor, Boston, MA 02110, with a copy to Ropes & Gray LLP, One International Place, Boston, MA 02110, attention of Patrick O’Brien, Esq., or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 100 Saw Mill Road, Danbury, CT 06810, attention of

President and Chief Executive Officer, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP at 399 Park Avenue, New York, NY 10022, attention of Stuart R. Nayman, Esq.
     11. Successors. This Agreement will inure to the benefit of and be binding upon parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) No Other Relationship. The Placement Agents have been retained solely to act as placement agents in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Placement Agents has been created in respect of any of the transactions contemplated by this Agreement, any Subscription Agreements or the Final Prospectus, irrespective of whether the Placement Agents have advised or are advising the Company on other matters;
     (b) Arm’s-Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Placement Agents and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company has been advised that the Placement Agents and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Placement Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
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If the foregoing is in accordance with the Placement Agents’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Placement Agents in accordance with its terms.

Very truly yours

Biodel Inc.

By:	/s/ Gerard Michel

Name:	Gerard Michel
Title:	CFO

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

WEDBUSH SECURITIES INC.

By:	/s/ Ben Davey

Name:	Ben Davey
Title:	Managing Director, ECM.

LEERINK SWANN LLC

By:	/s/ Donald D. Notman, Jr.

Name:	Donald D. Notman, Jr.
Title:	Managing Director

WILLIAM BLAIR & COMPANY

By:	/s/ Fred D. Johnson

Name:	Fred D. Johnson
Title:	Director, Corporate Finance

SCHEDULE A
1.	Statutory Prospectus Included in the General Disclosure Package

Base prospectus included in the Registration Statement declared effective on February 3, 2010.

2.	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents: None

3.	Other Information Included in the General Disclosure Package
     The following information is also included in the General Disclosure Package: The form of Subscription Agreement, including the Warrant attached as an exhibit thereto.
4.	Permitted Free Writing Prospectus: None.

SCHEDULE II
LIST OF PERSONS SUBJECT TO LOCK-UP
Charles Sanders
Donald M. Casey Jr.
Errol De Souza
Barry Ginsberg
Ira W. Lieberman
Daniel Lorber
Brian Pereira
Solomon S. Steiner
Gerard J. Michel
Alan S. Krasner
Paul S. Bavier
Erik Steiner